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                                                                   EXHIBIT 10.22


                              PERFECTMARKET, INC.
                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into between PERFECTMARKET, INC., ("PMI"), a Delaware corporation, and Thomas Layton ("Employee"). PMI and Employee agree, in consideration for each others' promises as described in this Agreement, as follows:

     1.   Position and Duties. PMI agrees to hire Employee, initially in the
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position of Chief Operating Officer and Vice President of Sales and Marketing,
and Employee accepts such employment. Employee agrees to perform any and all services as are required by PMI, and agrees to perform such services at the time and in the manner so designated by PMI. Employee agrees to devote Employee's full time and energy toward the performance of the duties and responsibilities assigned to Employee, which may be changed at any time and from time and time. Employee further agrees to at all times abide by the policies, procedures and directions of PMI.

     2.   Compensation. In exchange for Employee consenting to this Agreement,
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PMI agrees to employ Employee pursuant to the terms hereof, and to compensate
Employee for such employment. Employee's compensation, and benefits if any, shall be as agreed by PMI and Employee. PMI may adjust said salary from time to time in its sole discretion, in view of changes in Employees's job duties and responsibilities. Employees's job performance, financial considerations of PMI, and other similar business factors.

     3.   Insurance. Employee agrees to provide PMI with a certificate of
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automobile liability insurance covering any vehicle that Employee intends or actually uses during the course of his employment with PMI in the performance of his duties and responsibilities. Such insurance coverage must meet the minimum coverage required by state law.

     4.   Safety Procedures. Employee agrees to abide by all procedures,
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practices, guidelines and directions of PMI relating to safety. Failure to comply with such procedures, practices, guidelines and directions may result in termination.

     5.   Termination of Employment. Employee understands and agrees that
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Employee is employed "at will." This means that either Employer or PMI may terminate Employee's employment with PMI at any time, for any reason, with or without cause or notice.
No express or implied agreement contrary to this at-will employment provision exists between Employee and PMI.
In the event that Employee is terminated, Employee will receive salary continuation pay of full-salary for the first three months after termination, and half-salary for the second three months after termination, until Employee is employed by a recognized company, but in no case more than six months of salary continuation.

     6.   Inventions, Trade Secrets and Proprietary Information. Employee agrees
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to execute and abide by PMI's Employee Inventions & Confidentiality Agreement.
Any breach of that Agreement shall be a material breach of this Agreement. The obligations undertaken by Employee in the Inventions & Confidentiality Agreement shall survive termination of this Agreement.

     7.   Entire Agreement. This Agreement constitutes the sole and entire
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agreement between the parties concerning Employee's employment, and supersedes any and all other agreements between them, whether oral or written, implied or express. There are no understandings or agreements between the parties which are not expressly set forth in this Agreement. Any modification to this Agreement will be effective only if in writing and if fully executed by Employee and the President of PMI.
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          8. SEVERABILITY. If any provision of this Agreement is held void or
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unenforceable for any reason, that provision shall be severed from the Agreement and all remaining Provisions shall be valid and fully enforceable.

          9. Governing Law. This Agreement shall be construed, applied,
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interpreted and enforced in accordance with the laws of the State of California.

          EMPLOYEE HEREBY ACKNOWLEDGES THAT: (1) EMPLOYEE HAS READ THIS ENTIRE EMPLOYMENT, CONFIDENTIALITY & INVENTIONS AGREEMENT; (2) EMPLOYEE UNDERSTANDS THIS ENTIRE AGREEMENT AND HAS HAD AN OPPORTUNITY TO ASK QUESTIONS ABOUT IT BEFORE SIGNING IT; AND (3) EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT IS THE SOLE AGREEMENT PERTAINING TO THE CONDITIONS, NATURE, TENURE AND/OR DURATION OF THE PARTIES' EMPLOYMENT RELATIONSHIP.

Employee:

Thomas Layton
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Please Print Name

/s/ Thomas Layton                       7/2/97
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Employee's Signature                     Date

PERFECTMARKET. INC.

By: /s/ Charles Conn III
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       Charles Conn, President           Date